Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of iMedicor, Inc. (the “Company”) on Form 10-Q, for the period ended September 30, 2012 as filed with the Securities and Exchange Commission, I, Thomas Owens, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 1, 2013

/s/ Thomas Owens
Name: Thomas Owens
Its: Secretary and Treasurer and Principal Financial Officer